EXHIBIT 23.5

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3/A of Sinclair Broadcast Group, Inc. (the "Company") of our report dated March 22, 1996 relating to the financial statements of Cincinnati TV 64 Limited Partnership, which appears in the Company's Form 8-K dated May 9, 1996 (filed May 17, 1996). We also consent to the reference to us under the headings "Experts" in such Prospectus.

/s/ Price Waterhouse LLP
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Price Waterhouse LLP

Boston, Massachusetts
August 13, 1997